UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2009

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Letter to Stockholders

On September 29, 2009, Adaptec, Inc. (the “Company”) issued a press release including a letter it expects to mail to its stockholders (the “Letter”) together with a consent revocation statement in response to the consent solicitation by Steel Partners II, L.P., Steel Partners Holdings L.P., Steel Partners LLC, Steel Partners II GP LLC, Warren G. Lichtenstein, Jack L. Howard and John J. Quicke. A copy of the press release issued by the Company including the Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission (the “SEC”) and expects to mail to stockholders a definitive consent revocation statement on September 29, 2009. Stockholders are urged to read the definitive consent revocation statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by the Company at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from the Company’s website at www.adaptec.com/investor/proxy. Stockholders may also contact Georgeson Inc. with questions or requests for additional copies of the consent revocation materials by calling toll free at (800) 223-2064.

The Company’s directors and certain of its executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders. Information regarding the names and special interests of these directors and executive officers in the consent revocation solicitation are included in the definitive consent revocation statement described above.

Item 9.01	Financial Statements and Exhibits.

(d)

99.1	Press Release dated September 29, 2009 entitled “Adaptec Issues Letter to Stockholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: September 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 29, 2009 entitled “Adaptec Issues Letter to Stockholders.”